First Quarter 2015 Earnings Call May 1, 2015 Supplemental Slides

2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2014, the form 10-Q for the quarter ended March 31, 2015, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated April 30, 2015, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements

3 Table of Contents Q1 2015 Summary................................................................................................................................................. 4-5 Development ......................................................................................................................................................... 6 Highlights............................................................................................................................................................... . 7 Revenue - Inpatient Rehabilitation Segment......................................................................................................... 8 Adjusted EBITDA - Inpatient Rehabilitation Segment ........................................................................................... 9 Revenue - Home Health & Hospice Segment ....................................................................................................... 10 Adjusted EBITDA - Home Health & Hospice Segment ......................................................................................... 11 Earnings per Share................................................................................................................................................ 12 Adjusted Free Cash Flow ...................................................................................................................................... 13 2015 Guidance - Adjusted EBITDA ....................................................................................................................... 14 2015 Guidance - EPS............................................................................................................................................ 15 Appendix................................................................................................................................................................ 16 Adjusted Free Cash Flow History.......................................................................................................................... 17 Adjusted Free Cash Flow and Tax Assumptions.................................................................................................... 18 Priorities for Reinvesting Free Cash Flow ............................................................................................................. 19 Debt Schedule and Maturity Profile ...................................................................................................................... 20-21 Our New-Store/Same-Store IRF Growth .............................................................................................................. 22 Payment Sources (Percent of Revenues) ............................................................................................................. 23 Inpatient Rehabilitation Operational and Labor Metrics ........................................................................................ 24 Home Health & Hospice Operational Metrics ....................................................................................................... 25 Outstanding Share Summary, Warrant Information, and Conversion Price .......................................................... 26 History Recast by Segment................................................................................................................................... 27-28 Reconciliations to GAAP ....................................................................................................................................... 29-31 End Notes ............................................................................................................................................................. 32-34

4 Q1 2015 Summary (Q1 2015 vs. Q1 2014) HealthSouth Consolidated Q1 2015 Q1 2014 Delta % ($millions) Net operating revenues $ 740.6 $ 591.2 $ 149.4 25.3% Adjusted EBITDA* $ 156.1 $ 144.1 $ 12.0 8.3% Major takeaways for the quarter: u Company began reporting two segments in Q1 2015: Ÿ Inpatient rehabilitation segment Ÿ Home health and hospice segment u Strong revenue and volume growth in both segments u Adjusted EBITDA growth impacted by a litigation settlement(1), increased bad debt, and planned operating investments u Company reaffirmed full-year 2015 guidance * Reconciliation to GAAP provided on pages 29-31 Refer to pages 32-34 for end notes.

5 Q1 2015 Summary (cont.) u Balance sheet enhancements: Ÿ In January, the Company issued $400 million of additional 5.75% senior notes due 2024 and used the proceeds to pay down a portion of the term loan and revolver. Ÿ In March 2015, the Company issued $300 million of 5.125% senior notes due 2023 and called the $290 million of 8.125% senior notes due 2020 (funded in April 2015). u Diluted earnings per share of $0.44 in Q1 2015 (see table on page 12) versus $0.48 inQ1 2014 Ÿ Q1 2015 earnings per share were negatively impacted by: — Approx. $11 million, or $0.07 per share, for certain nonrecurring items (including the General Medicine settlement) — Higher interest expense and amortization of debt discounts and fees related to the debt for the Encompass acquisition u Shareholder distributions: Ÿ Paid quarterly cash dividend of $0.21 per share on January 15, 2015 Ÿ Declared a $0.21 per share quarterly cash dividend paid on April 15, 2015

6 Q1 2015 Development u New inpatient rehabilitation development: Ÿ Began operating the inpatient rehabilitation hospital in Savannah, GA with our joint venture partner Memorial Health, on April 1, 2015; the joint venture will build a new, 50-bed replacement hospital, which is expected to be completed in the first half of 2016. Ÿ Entered into an agreement to acquire Cardinal Hill Rehabilitation Hospital in Lexington, KY (158 licensed inpatient rehabilitation beds and 74 licensed skilled nursing beds); expect to close on May 1, 2015 Ÿ Continued the construction of a 40-bed inpatient rehabilitation hospital in Franklin, TN; expect to be operational in Q4 2015 Ÿ Continued the design and permitting process to construct a 50-bed inpatient rehabilitation hospital in Modesto, CA; expect to be operational in Q2 2016 Ÿ Continued the permitting process on a 50-bed inpatient rehabilitation hospital in Murrieta, CA; expect to be operational in second half of 2018 u New home health and hospice development: Ÿ Acquired Integrity Home Health Care, Inc., a home health company with two locations in the Las Vegas, Nevada area

7 Highlights u Convertible perpetual preferred stock(2) Ÿ The Company provided notice to the registered holders of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock and exercised its right to cause all of the outstanding shares of the preferred stock to be automatically converted into the Company’s common stock. The forced conversion date was April 23, 2015. Ÿ The conversion will increase the number of basic shares outstanding by 3,271,415. The conversion will not change the diluted share count. Ÿ The conversion will have a net annual positive effect on cash of $3.5 million, based on the current common dividend level. u Surgical Care Affiliates (SCA) option Ÿ In connection with the 2007 sale of our surgery centers division (now known as Surgical Care Affiliates), we received an option to purchase up to a 5% equity interest in SCA. Ÿ In April 2015, the Company delivered notice of exercise to SCA, and SCA settled the net exercise of the option by delivering to us 326,242 shares of SCA common stock.

8 Q1 2015 Inpatient Rehabilitation Segment Revenue Q1 Q1 Favorable/ ($millions) 2015 2014 (Unfavorable) Net operating revenues: Inpatient $ 606.6 $ 558.2 8.7% Outpatient and other 23.7 26.3 (9.9%) Total segment revenue $ 630.3 $ 584.5 7.8% (Actual Amounts) Discharges 35,116 32,889 6.8% New-store discharge growth 3.9% Same-store discharge growth 2.9% Net patient revenue / discharge $ 17,274 $ 16,972 1.8% Refer to pages 32-34 for end notes. u Strong revenue growth was driven by discharge volume and Medicare and managed care pricing adjustments. Ÿ New-store discharge growth was positively impacted by the increase in equity ownership at Fairlawn(3) (200 bps) and the addition of four new hospitals in Q4 2014. Ÿ Same-store discharge growth was negatively impacted by the closure of 40 SNF beds (30 bps) in June 2014.

Adjusted EBITDA* - Inpatient Rehabilitation Segment

($millions)	Q1 2015	% of Revenue	Q1 2014	% of Revenue
Net operating revenues	$630.3		$ 584.5	
Less: Provision for doubtful accounts	(11.0)	1.7%	(7.4)	1.3%
Net operating revenues less provision for doubtful accounts	619.3		577.1	
Operating expenses:				
Salaries and benefits	(306.4)	48.6%	(280.9)	48.1%
Other operating expenses[(a)]	(95.2)	15.1%	(82.7)	14.1%
Supplies	(29.8)	4.7%	(27.5)	4.7%
Occupancy costs	(10.4)	1.7%	(10.4)	1.8%
	(135.4)	21.5%	(120.6)	20.6%
Other income	0.5		1.7	
Equity in nonconsolidated affiliates	1.6		4.3	
Noncontrolling interests	(15.2)		(14.7)	
Segment Adjusted EBITDA	**$164.4**		**$ 166.9**	
Percent change	(1.5)%			
In arriving at Adjusted EBITDA, the following were excluded:				
(a) (Gain) loss on disposal or impairment of assets	$ (1.5)		$ 1.3	

Segment Adjusted EBITDA* for the quarter of $164.4 million

Q1 2015 includes:

- Approx. $2.6 million increase in Adjusted EBITDA related to the increase in ownership and consolidation of Fairlawn[(3)]

- Higher bad debt expense attributable to additional claims denials and continued adjudication delays

- Approx. $1.5 million for planned investments in our operating platform

- Approx. $4 million in other operating expenses related to a litigation settlement[(1)]

***Q1 2014 included** approx. $2 million from the sale of two investments.*

* Reconciliation to GAAP provided on pages 29-31

Refer to pages 32-34 for end notes.

9

HEALTHSOUTH.

10 Q1 2015 Home Health and Hospice Segment Revenue Q1 Q1 ($millions) 2015 2014 Home health revenue $ 103.9 $ 6.7 Hospice revenue 6.4 — Total segment revenue $ 110.3 $ 6.7 (Actual Amounts) Admissions 16,499 1,900 Episodes 29,512 2,035 Revenue per episode $ 3,102 $ 3,178 u Q1 2015 includes Encompass Home Health and Hospice which was purchased on December 31, 2014 and HealthSouth's legacy home health agencies. u Q1 2014 includes HealthSouth's legacy home health agencies. Historical information for Encompass Home Health and Hospice and HealthSouth's legacy home health agencies can be found on page 25.

11 Q1 % of Revenue Q1 % of Revenue($millions) 2015 2014 Net operating revenues $ 110.3 $ 6.7 Less: Provision for doubtful accounts (0.6) 0.5% (0.1) 1.5% Net operating revenues less provision for doubtful accounts 109.7 6.6 Operating expenses: Cost of services (53.4) 48.4% (4.2) 62.7% Support and overhead costs (38.1) 34.5% (1.7) 25.4% (91.5) 83.0% (5.9) 88.1% Noncontrolling interests (1.3) (0.1) Segment Adjusted EBITDA $ 16.9 $ 0.6 Adjusted EBITDA* - Home Health and Hospice Segment Segment Adjusted EBITDA* for Q1 2015 of $16.9 million benefited from acquisitions completed by Encompass in 2014. Q1 2014 Adjusted EBITDA* represents HealthSouth's legacy home health agencies. u Acquired Integrity Home Health Care, Inc., a home health company with two locations in the Las Vegas, Nevada area u Operational transition and integration of HealthSouth's legacy home health agencies expected to be complete by year end. * Reconciliation to GAAP provided on pages 29-31

Earnings per Share

(In Millions, Except Per Share Data)	Q1 2015	Q1 2014
Inpatient Rehabilitation Segment Adjusted EBITDA	$ 164.4	$ 166.9
Home Health and Hospice Segment Adjusted EBITDA	16.9	0.6
General and administrative expense	(25.2)	(23.4)
Consolidated Adjusted EBITDA	156.1	144.1
Interest expense and amortization of debt discounts and fees	(31.8)	(27.9)
Depreciation and amortization	(31.9)	(26.4)
Stock-based compensation expense	(9.4)	(7.3)
Other, including noncash gain (loss) on disposal or impairment of assets	1.5	(1.3)
	84.5	81.2
Certain nonrecurring items:		
Government, class action, and related settlements	(8.0)	—
Loss on early extinguishment of debt	(1.2)	—
Professional fees - accounting, tax, and legal	(2.2)	(1.6)
Pre-tax income	73.1	79.6
Income tax expense[5]	(30.3)	(32.8)
Income from continuing operations[4]	$ 42.8	$ 46.8
Income allocated to participating securities[10]	$ (0.3)	$ (0.5)
Convertible perpetual preferred dividends[10]	(1.6)	(1.6)
Interest and amortization on 2.0% Convertible Senior Subordinated Notes (net of tax)[6]	2.3	2.2
Basic shares	87.1	87.3
Diluted shares	101.1	100.9
Basic earnings per share[4][10]	**$ 0.47**	**$ 0.51**
Diluted earnings per share[4][6]	**$ 0.44**	**$ 0.48**

Refer to pages 32-34 for end notes.

Diluted earnings[4] per share of $0.44 for Q1 2015

Higher consolidated Adjusted EBITDA offset by:

- *Approx. $11 million, or $0.07 per share, for certain nonrecurring items, including the General Medicine settlement*
- *Higher interest expense and amortization of debt discounts and fees related to the debt for the Encompass acquisition*
- *Higher depreciation and amortization related to recent capital investments*

12

HEALTHSOUTH.

13 Adjusted Free Cash Flow 3 Mos. 2014 Adjusted EBITDA Cash Interest Expense Cash Tax Payments, Net of Refunds Working Capital and Other Maintenance Capital Expenditures Preferred Dividends Adjusted Free Cash Flow 3 Mos. 2015 $65.1 $12.0 ($3.8) ($1.7) ($4.1) $11.9 $— $79.4 Adjusted Free Cash Flow*(7) * Reconciliation to GAAP provided on page 17 Refer to pages 32-34 for end notes. u Adjusted free cash flow(7) growth of 22% driven by increased Adjusted EBITDA and lower maintenance capital expenditures offset by higher working capital and cash interest expense. Ÿ Higher working capital mainly attributable to growth in accounts receivable due to additional claims denials and continued delays at the administrative law judge hearing level (approx. three years) Ÿ Lower maintenance capital spending compared to Q1 2014 which included approx. $12 million for equipment purchased in Q4 2013 and paid for in early 2014

2015 Guidance - Adjusted EBITDA*

Adjusted EBITDA ▶ $670 million to $680 million

- **Inpatient rehabilitation segment considerations for April 1, 2015 through December 31, 2015:**[(8)]
  - Revenue growth between 5.0% and 6.5%
  - Discharge growth between 3.5% and 4.5%
  - Revenue per discharge growth between 2.3% and 2.6%
  - Bad debt expense of approx.1.5% - 1.7%
- **Home health and hospice segment considerations for 2015:**
  - Encompass contribution of approx. $72 million in Adjusted EBITDA after noncontrolling interest (does not include HealthSouth's legacy 25 home health agencies)[(9)]
- **Other considerations for 2015:**
  - Approx. $10 million of new investments in our operating platform
    - Contractual increase for our clinical information system (CIS)
    - New medical services department
    - Additional hospital staff for quality reporting
    - Bundling pilot participation

* Reconciliation to GAAP provided on pages 29-31

Refer to pages 32-34 for end notes.

14

HEALTHSOUTH.

2015 Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth ▶ $ 2.13 to $ 2.19

Considerations:

- Higher depreciation and amortization related to recent capital investments
- Higher interest expense and amortization of debt discounts and fees related to the increased debt for the Encompass acquisition
- Assumes provision for income tax of approx. 40% (cash taxes expected to be $15 - $20 million for full-year 2015)
- Share count is before the effect of any potential share repurchase activity.
- Basic share count includes 3.2 million shares for the conversion of the Company's convertible preferred security to the Company's common stock on April 23, 2015[2].

(In Millions, Except Per Share Data)	Actual 2014	Low 2015	High 2015
Adjusted EBITDA	**$ 577.6**	**$ 670**	**$ 680**
Interest expense and amortization of debt discounts and fees	(109.2)	(123)	
Depreciation and amortization	(107.7)	(134)	
Stock-based compensation expense	(23.9)	(28)	
Other, including noncash loss on disposal and impairment of assets	(6.7)	(5)	
	330.1	380	390
Certain Nonrecurring Expenses:			
Government, class action, and related settlements	1.7	(8)	
Professional fees - accounting, tax, and legal	(9.3)	(4)	
Loss on early extinguishment of debt	(13.2)	(21)	
Gain related to consolidation of Fairlawn Rehabilitation Hospital[3]	27.2	—	
Encompass transaction costs	(9.3)	—	
Pre-tax income	**327.2**	**347**	**357**
Income tax	(110.7)	(139)	(143)
Income from continuing operations[4]	**$ 216.5**	**$ 208**	**$ 214**
Income allocated to participating securities[10]	$ (2.3)	$ (2)	$ (2)
Convertible perpetual preferred dividends[10]	(6.3)	(2)	(2)
After-tax convertible debt interest expense[6]	9.0	9	9
Basic shares[10]	86.8	89.5	89.5
Diluted shares[6][30]	100.7	101.8	101.8
Earnings per share	**$ 2.24**	**$ 2.13**	**$ 2.19**

Refer to pages 32-34 for end notes.

15

HEALTHSOUTH.

Appendix

17 Adjusted Free Cash Flow(7) History Q1 Full-Year ($millions) 2015 2014 2014 2013 Net cash provided by operating activities $ 102.0 $ 107.1 $ 444.9 $ 470.3 Impact of discontinued operations 0.1 0.2 1.2 1.9 Net cash provided by operating activities of continuing operations 102.1 107.3 446.1 472.2 Capital expenditures for maintenance(13) (18.3) (30.2) (92.0) (74.8) Dividends paid on convertible perpetual preferred stock (1.6) (1.6) (6.3) (23.0) Distributions paid to noncontrolling interests of consolidated affiliates (13.2) (12.0) (54.1) (46.3) Nonrecurring items: Cash paid for professional fees - accounting, tax, and legal 0.7 1.6 8.6 7.0 Encompass transaction costs and related assumed liabilities 17.7 — 2.0 — Net premium on bond issuance/repayment (8.0) — 4.3 1.7 Cash received for government, class action, and related settlements — — 2.7 (5.9) Adjusted free cash flow $ 79.4 $ 65.1 $ 311.3 $ 330.9 Cash dividends on common stock $ 18.6 $ 15.8 $ 65.8 $ 15.7 Refer to pages 32-34 for end notes. u Adjusted free cash flow(7) growth for Q1 2015 of 22% driven by increased Adjusted EBITDA and lower maintenance capital expenditures offset by higher working capital and cash interest expense. Ÿ Higher working capital mainly attributable to growth in accounts receivable due to additional claims denials and continued delays at the administrative law judge hearing level (approx. three years). Ÿ Lower maintenance capital spending compared to Q1 2014 which included approx. $12 million for equipment purchased in Q4 2013 and paid for in early 2014.

18 Adjusted Free Cash Flow(7) and Tax Assumptions Certain Cash Flow Items(7) (millions) Q1 2015 Actual 2015 Assumptions 2014 Actual • Cash interest expense(11) $28.5 $106 to $111 $96.5 • Cash payments for taxes, net of refunds $3.1 $15 to $20 $16.4 • Working Capital and Other $25.3 $50 to $60 $55.0 • Maintenance CAPEX(13) $18.3 $90 to $100 $92.0 • Dividends paid on preferred stock $1.6 $3 $6.3 • Dividends on common stock(7) $18.6 $75 $65.8 Refer to pages 32-34 for end notes. u Higher working capital mainly attributable to growth in accounts receivable due to additional claims denials and continued delays at the administrative law judge hearing level (approx. three years). u At the current common dividend level, the net annual effect on cash will be a positive $3.5 million. u GAAP Tax Considerations: Ÿ As of 3/31/15, the Company’s federal NOL had a gross balance of approx. $559 million. Ÿ The Company has a remaining valuation allowance of approx. $23 million related to state NOLS. Ÿ The Encompass acquisition includes approx. $40 million (NPV) tax benefit (in addition to the Company's NOLs). Refer to pages 32-34 for end notes.

19 Priorities for Reinvesting Free Cash Flow Opportunities (in millions) Q1 2015 2015 2014 Actuals Assumptions Actuals IRF bed expansions $3.7 $30 to $40 $23.6 New IRF's - De novos 4.5 40 to 60 53.7 - Acquisitions — TBD 20.2 New home health and hospice acquisitions 7.3 30 to 40 674.6 $15.5 $100 to $140, excluding IRF acquisitions $772.1 Q1 2015 2015 2014 Actuals Assumptions Actuals Debt (borrowings) redemptions, net(14)(15)(16) $(13.5) TBD $(614.1) Purchase leased properties — TBD 20.0 Cash dividends on common stock(17) 18.6 75 65.8 Common stock repurchase (~$207 million authorization remaining as of March 31, 2015)(18) — TBD 43.1 $5.1 TBD $(485.2) Complements Growth Investments Shareholder Distributions Growth in Core Business Debt Reduction Refer to pages 32-34 for end notes. Remain s Highest Priorit y

20 Debt Schedule Credit Rating Pro Forma Post Pro Forma Change in S&P Moody 8.125% Senior Notes Mar. 31, Dec. 31, Debt vs. ($millions) BB- Ba3 Redemption(16) 2015(15)(16) 2014 YE 2014 Advances under $600 million revolving credit facility, September 2019 - LIBOR +175bps(14)(15) BB+ Baa3 $ 170.0 $ 10.0 $ 325.0 $ (155.0) Term loan facility, September 2019 - LIBOR +175bps(14)(15) BB+ Baa3 197.5 197.5 450.0 (252.5) Bonds Payable: 8.125% Senior Notes due 2020(16) BB- Ba3 — 287.2 287.0 (287.0) 7.75% Senior Notes due 2022 BB- Ba3 227.1 227.1 227.1 — 5.125% Senior Notes due 2023(16) BB- Ba3 300.0 300.0 — 300.0 5.75% Senior Notes due 2024(15) BB- Ba3 864.0 864.0 456.2 407.8 2.00% Convertible Senior Subordinated Notes due 2043(2a) 260.2 260.2 258.0 2.2 Other notes payable 41.1 41.1 41.6 (0.5) Capital lease obligations 85.2 85.2 86.7 (1.5) Long-term debt $ 2,145.1 $ 2,272.3 $2,131.6 $ 13.5 Debt to Adjusted EBITDA*(25) 3.6x 3.9x 3.7x * Reconciliation to GAAP provided on pages 29-31 Refer to pages 32-34 for end notes.

21 2015 2018 2019 2019 2020 2021 2022 2023 2024 2043 $300 Senior Notes 5.125% $850 Senior Notes 5.75% $320 Conv. Sr. Sub. Notes(2a) 2.0% $226 Senior Notes 7.75% $170 Drawn + $35 LC Holders have a put option in 2020 Pro forma March 31, 2015 for Redemption(16)(19) Debt Maturity Profile - Face Value Call schedule: • September 15, 2015 (price 103.875) • September 15, 2016 (price 102.583) • September 15, 2017 (price 101.295) • September 15, 2018 and thereafter (price 100.000) HealthSouth is positioned with a cost-efficient, flexible capital structure. ($ in millions) $395 Undrawn $197.5 Term Loan (14) Refer to pages 32-34 for end notes. In March 2015, the Company issued $300 million of 5.125% senior notes due 2023 and called the $290 million of 8.125% senior notes due 2020(16). Callable beginning November 2017 $2.5 million quarterly term loan payments began March 2015.

22 10.0 8.0 6.0 4.0 2.0 0.0 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Our New-Store/Same-Store IRF Growth HealthSouth's IRF volume growth is driven by bed expansions and new IRFs. Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q 2015 Fairlawn (3) 0.6% 1.9% 1.9% 2.0% St. Vincent's(20) 1.3% 1.2% 1.2% 1.3% New Store 2.8% 2.6% 1.1% 0.4% 1.0% 1.1% 1.2% 1.2% 0.7% 1.7% 2.5% 2.5% 2.0% 1.0% —% 0.6% 1.8% Same Store 5.0% 3.5% 4.0% 1.7% 5.0% 1.9% 1.7% 3.0% 2.2% 3.3% 3.2% 1.3% 0.4% 1.4% 1.9% 2.2% 2.9% Total by Qtr. 7.8% 6.1% 5.1% 2.1% 6.0% 3.0% 4.2% 5.4% 4.1% 6.3% 5.7% 3.8% 2.4% 3.0% 3.8% 4.7% 6.7% Total by Year 5.2% 4.6% 5.0% 3.5% Altamonte Springs, FL (50 beds) Johnson City, TN (26 beds) Newnan, GA (50 beds) Middletown, DE (34 beds) Cypress, TX (40 beds) Cincinnati, OH (40 beds) Ocala, FL (40 beds) Augusta, GA (58 beds) Littleton, CO (40 beds) Stuart, FL (34 beds) Refer to page 32-34 for end notes.

23 Payment Sources (Percent of Revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q1 Q1 Q1 Full-Year 2015 2014 2015 2014 2015 2014 2014 Medicare 73.5% 74.8% 83.8% 96.2% 74.9% 75.2% 74.1% Medicaid 2.0% 1.3% 5.6% —% 2.6% 1.3% 1.8% Workers' compensation 1.1% 1.3% —% 0.4% 0.9% 1.3% 1.2% Managed care and other discount plans, including Medicare Advantage(21) 19.5% 18.3% 10.4% 2.0% 18.2% 18.1% 18.6% Other third-party payors 1.7% 1.6% 0.1% 1.4% 1.5% 1.6% 1.8% Patients 0.8% 1.1% 0.1% —% 0.7% 1.0% 1.0% Other income 1.4% 1.6% —% —% 1.2% 1.5% 1.5% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Refer to pages 32-34 for end notes.

24 Inpatient Rehabilitation Operational and Labor Metrics Q1 Q4 Q3 Q2 Q1 Full-Year 2015 2014 2014 2014 2014 2014 (In Millions) Net patient revenue-inpatient $ 606.6 $ 580.9 $ 563.7 $ 569.7 $ 558.2 $ 2,272.5 Net patient revenue-outpatient and other revenues 23.7 24.9 26.2 27.4 26.3 104.8 Net operating revenues $ 630.3 $ 605.8 $ 589.9 $ 597.1 $ 584.5 $ 2,377.3 (Actual Amounts) Discharges(22) 35,116 34,465 33,541 33,620 32,889 134,515 Outpatient visits 131,353 142,688 144,510 149,664 142,693 579,555 Average length of stay 13.3 12.9 13.2 13.1 13.4 13.2 Occupancy % 72.8% 68.4% 69.6% 70.5% 71.9% 68.4% # of licensed beds 7,100 7,095 6,890 6,884 6,825 7,095 Occupied beds 5,169 4,853 4,795 4,853 4,907 4,853 Full-time equivalents (FTEs)(23) 17,002 16,792 16,499 16,251 16,078 16,405 Contract labor 116 86 78 99 82 86 Total FTE and contract labor 17,118 16,878 16,577 16,350 16,160 16,491 EPOB(24) 3.31 3.48 3.46 3.37 3.29 3.40 Refer to pages 32-34 for end notes.

Home Health and Hospice Operational Metrics

	Home Health & Hospice Segment	Encompass Home Health and Hospice					HealthSouth's 25 Legacy Home Health Agencies				
	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Full-Year 2014	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Full-Year 2014
	(In Millions)										
Net home health revenue	$ 103.9	$ 95.2	$ 89.5	$ 85.1	$ 77.6	$ 347.4	$ 7.6	$ 7.0	$ 7.3	$ 6.7	$ 28.6
Net hospice and other revenue	6.4	6.1	5.6	5.2	4.6	21.5	—	—	—	—	—
Net operating revenues	$ 110.3	$ 101.3	$ 95.1	$ 90.3	$ 82.2	$ 368.9	$ 7.6	$ 7.0	$ 7.3	$ 6.7	$ 28.6
	(Actual Amounts)										
Home Health:											
Admissions[26]	16,499	13,125	12,505	11,870	11,532	49,032	1,893	1,839	1,913	1,900	7,545
Recertifications	14,485	14,256	13,479	12,461	11,365	51,561	304	247	242	237	1,030
Episodes	29,512	27,449	25,673	23,966	21,826	98,914	2,092	2,012	2,097	2,035	8,236
Average revenue per episode	$ 3,102	$ 3,034	$ 3,020	$ 3,080	$ 3,066	$ 3,049	$ 3,512	$ 3,373	$ 3,387	$ 3,178	$ 3,364
Episodic visits per episode	19.6	19.3	19.6	20.1	20.4	19.8	19.2	18.8	18.4	18.7	18.8
Total visits	630,999	578,158	547,862	523,751	481,956	2,131,727	41,379	38,940	39,876	39,477	159,672
Cost per visit	$ 71	$ 69	$ 67	$ 64	$ 65	$ 67	$ 110	$ 105	$ 106	$ 108	$ 108
Hospice:											
Admissions[27]	624	502	416	403	374	1,695	N/A	N/A	N/A	N/A	N/A
Patient days	40,898	37,353	36,973	34,336	32,773	141,435	N/A	N/A	N/A	N/A	N/A
Revenue per day	$ 156	$ 162	$ 153	$ 151	$ 142	$ 152	N/A	N/A	N/A	N/A	N/A

Refer to pages 32-34 for end notes.

25

HEALTHSOUTH

26 Outstanding Share Summary, Warrant Information, and Conversion Price Weighted Average for the Period Q1 Full-Year (Millions) 2015 2014 2014 2013 2012 Basic shares outstanding(28)(29)(30) 87.1 87.3 86.8 88.1 94.6 Diluted shares outstanding(2)(28)(29)(30) 101.1 100.9 100.7 102.1 108.1 End of Period Q1 Full-Year (Millions) 2015 2014 2014 2013 2012 Basic shares outstanding(28)(29)(30) 87.2 86.8 86.6 86.8 94.6 Convertible perpetual preferred stock(2) 0.096 0.096 0.096 0.096 0.353 If converted, equivalent common shares 3.3 3.2 3.2 3.2 11.6 Convertible senior subordinated notes(2) $320.0 $320.0 $320.0 $320.0 — If converted, equivalent common shares 8.2 8.1 8.2 8.1 — Approx. Approx. Date Conversion Rates Conversion Price Convertible perpetual preferred stock (Forced conversion on April 23, 2015)(2) 4/1/2015 33.9905 $29.42 Convertible senior subordinated notes(2) 4/1/2015 25.7582 $38.82 Refer to pages 32-34 for end notes.

History Recast by Segment

	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
Net operating revenues	$ 630.3	$ 110.3	$ —	$ 740.6	$ 584.5	6.7	—	$ 591.2
Less: Provision for doubtful accounts	(11.0)	(0.6)	—	(11.6)	(7.4)	(0.1)	—	(7.5)
	619.3	109.7	—	729.0	577.1	6.6	—	583.7
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(306.4)	—	(78.7)	(385.1)	(280.9)	—	(5.2)	(286.1)
Other operating expenses[(a)]	(95.2)	—	(9.5)	(104.7)	(82.7)	—	(0.5)	(83.2)
Supplies	(29.8)	—	(1.6)	(31.4)	(27.5)	—	(0.1)	(27.6)
Occupancy	(10.4)	—	(1.7)	(12.1)	(10.4)	—	(0.1)	(10.5)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(53.4)	53.4	—	—	(4.2)	4.2	—
Support and overhead costs	—	(38.1)	38.1	—	—	(1.7)	1.7	—
	(441.8)	(91.5)	—	(533.3)	(401.5)	(5.9)	—	(407.4)
Other income	0.5	—	—	0.5	1.7	—	—	1.7
Equity in net income of nonconsolidated affiliates	1.6	—	—	1.6	4.3	—	—	4.3
Noncontrolling interest	(15.2)	(1.3)	—	(16.5)	(14.7)	(0.1)	—	(14.8)
Segment Adjusted EBITDA	**$ 164.4**	**$ 16.9**	**$ —**	**$ 181.3**	**$ 166.9**	**$ 0.6**	**$ —**	167.5
General and administrative expenses[(b)]				(25.2)				(23.4)
Adjusted EBITDA				**$ 156.1**				**$ 144.1**

Reconciliation to GAAP provided on pages 29-31

In arriving at Adjusted EBITDA, the following were excluded:

(a) (Gain) loss on disposal or impairment of assets	$ (1.5)	$ —	$ —	$ (1.5)	$ 1.3	$ —	$ —	$ 1.3
(b) Stock-based compensation expense	—	—	—	9.4	—	—	—	7.3

27

HEALTHSOUTH

History Recast by Segment

	Twelve Months Ended December 31, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated
Net operating revenues	$ 2,377.3	$ 28.6	$ —	$ 2,405.9
Less: Provision for doubtful accounts	(31.2)	(0.4)	—	(31.6)
	2,346.1	28.2	—	2,374.3
Operating Expenses:				
Inpatient Rehabilitation:				
Salaries and benefits	(1,141.0)	—	(20.7)	(1,161.7)
Other operating expenses[(a)]	(342.5)	—	(2.4)	(344.9)
Supplies	(111.5)	—	(0.4)	(111.9)
Occupancy	(41.2)	—	(0.4)	(41.6)
Home Health and Hospice:				
Cost of services sold (excluding depreciation and amortization)	—	(17.0)	17.0	—
Support and overhead costs	—	(6.9)	6.9	—
	(1,636.2)	(23.9)	—	(1,660.1)
Other income[(b)]	4.0	—	—	4.0
Equity in net income of nonconsolidated affiliates	10.7	—	—	10.7
Noncontrolling interest	(59.3)	(0.4)	—	(59.7)
Adjusted EBITDA - Segment level	**$ 665.3**	**$ 3.9**	**$ —**	669.2
General and administrative expenses[(c)(d)]				(91.6)
Adjusted EBITDA				**$ 577.6**
Reconciliation to GAAP provided on pages 29-31.				
In arriving at Adjusted EBITDA, the following were excluded:				
(a) Loss on disposal or impairment of assets	$ 6.7	$ —	$ —	$ 6.7
(b) Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2	—	—	27.2
(c) Stock-based compensation expense	—	—	—	23.9
(d) Encompass transaction costs	—	—	—	9.3

28

HEALTHSOUTH

29 Reconciliation of Net Income to Adjusted EBITDA(31) 2015 Q1 (in millions, except per share data) Total Per Share Net Income $ 59.0 Loss from disc ops, net of tax, attributable to HealthSouth 0.3 Net income attributable to noncontrolling interests (16.5) Income from continuing operations attributable to HealthSouth(32) 42.8 $ 0.44 Gov't, class action, and related settlements 8.0 Pro fees - acct, tax, and legal 2.2 Provision for income tax expense 30.3 Interest expense and amortization of debt discounts and fees 31.8 Depreciation and amortization 31.9 Loss on early extinguishment of debt 1.2 Other, including net noncash (gain) loss on disposal or impairment of assets (1.5) Stock-based compensation expense 9.4 Adjusted EBITDA(31) $ 156.1 Weighted average common shares outstanding: Basic 87.1 Diluted 101.1 Refer to pages 32-34 for end notes.

Reconciliation of Net Income to Adjusted EBITDA[31]

	2014									
	Q1		Q2		Q3		Q4		Full-Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 61.5		$ 97.9		$ 64.8		$ 57.5		$ 281.7	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.1		(3.8)		0.9		(2.7)		(5.5)	
Net income attributable to noncontrolling interests	(14.8)		(14.8)		(14.7)		(15.4)		(59.7)	
Income from continuing operations attributable to HealthSouth[32]	46.8	$ 0.48	79.3	$ 0.81	51.0	$ 0.53	39.4	$ 0.41	216.5	$ 2.24
Gov't, class action, and related settlements	—		(0.8)		—		(0.9)		(1.7)	
Pro fees - acct, tax, and legal	1.6		2.0		4.0		1.7		9.3	
Provision for income tax expense	32.8		36.5		22.1		19.3		110.7	
Interest expense and amortization of debt discounts and fees	27.9		27.8		27.8		25.7		109.2	
Depreciation and amortization	26.4		26.4		27.4		27.5		107.7	
Loss on early extinguishment of debt	—		—		—		13.2		13.2	
Gain on consolidation of Fairlawn Rehabilitation Hospital	—		(27.2)		—		—		(27.2)	
Other, including net noncash loss on disposal or impairment of assets	1.3		1.7		2.7		1.0		6.7	
Stock-based compensation expense	7.3		7.0		5.0		4.6		23.9	
Encompass transaction costs	—		—		—		9.3		9.3	
Adjusted EBITDA[31]	$ 144.1		$ 152.7		$ 140.0		$ 140.8		$ 577.6	
Weighted average common shares outstanding:										
Basic		87.3		86.7		86.5		86.6		86.8
Diluted		100.9		100.6		100.5		100.8		100.7

Refer to pages 32-34 for end notes.

30

HEALTHSOUTH.

31 Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA Q1 Full-Year (Millions) 2015 2014 2014 2013 Net cash provided by operating activities $ 102.0 $ 107.1 $ 444.9 $ 470.3 Provision for doubtful accounts (11.6) (7.5) (31.6) (26.0) Professional fees—accounting, tax, and legal 2.2 1.6 9.3 9.5 Interest expense and amortization of debt discounts and fees 31.8 27.9 109.2 100.4 Equity in net income of nonconsolidated affiliates 1.6 4.3 10.7 11.2 Net income attributable to noncontrolling interests in continuing operations (16.5) (14.8) (59.7) (57.8) Amortization of debt-related items (3.3) (3.1) (12.7) (5.0) Distributions from nonconsolidated affiliates (1.9) (3.4) (12.6) (11.4) Current portion of income tax expense 3.5 3.6 13.3 6.3 Change in assets and liabilities 56.0 26.9 90.1 48.9 Net premium paid on bond issuance/redemption (8.0) — 4.3 1.7 Cash used in operating activities of discontinued operations 0.1 0.2 1.2 1.9 Encompass transaction costs — — 9.3 — Other 0.2 1.3 1.9 1.6 Adjusted EBITDA $ 156.1 $ 144.1 $ 577.6 $ 551.6

32 End Notes (1) This is a settlement related to sexual harassment and other claims brought by eight former employees against another former employee. The settlement was not covered by insurance and is reported in "Other Operating Expenses." (2) The difference between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock (convertible into 8.2 million and 3.3 million common shares, respectively, as of March 31, 2015). a. On November 18, 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock at a conversion rate of approx. 25.7582 shares per $1,000 in principal amount, which is equal to a conversion price of approximately $38.82 per share, subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted average price of the Company’s common stock is at least 120% ($46.58) of the conversion price of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. As a result of the transaction, the dividend on the convertible perpetual preferred stock was reduced from approx. $5.7 million per quarter to approx. $1.6 million per quarter. b. There were 96,245 shares of preferred stock outstanding after the exchange transaction. On April 22, 2015, we delivered notice of the exercise of our rights to force conversion of all outstanding shares of the perpetual preferred stock (par value of $0.10 per share and liquidation preference of $1,000 per share) pursuant to the underlying certificate of designations. The effective date of the conversion was April 23, 2015. On that date, each share of preferred stock automatically converted into 33.9905 shares of our common stock (par value of $0.01 per share). We completed the forced conversion by issuing and delivering in the aggregate 3,271,415 shares of our common stock to the registered holders of the 96,245 shares of the preferred stock outstanding and paying cash in lieu of fractional shares due to those holders. (3) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth's ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014. (4) Earnings per share are determined using income from continuing operations attributable to HealthSouth. (5) Current income tax expense was $3.5 million and $3.6 million for Q1 2015 and Q1 2014, respectively. (6) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share. (7) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends are not included in the calculation of adjusted free cash flow. (8) The Adjusted EBITDA guidance and segment considerations do not include the inpatient rehabilitation joint venture in Savannah, GA, which closed on April 1, 2015 or the Lexington, KY acquisition, which is expected to close on May 1, 2015.

33 (9) Beginning in Q1 2015, HealthSouth's legacy 25 home health agencies are included in the home health and hospice segment. The 2014 results for these agencies have been recast and reported in the 2014 results for the home health and hospice segment. The $72 million Adjusted EBITDA guidance does not include the EBITDA contribution for HealthSouth's legacy home health agencies. (10) The income allocated to participating securities, the convertible perpetual preferred dividends, and the repurchase premium on preferred stock need to be subtracted from income from continuing operations to calculate basic earnings per share. (11) Cash interest expense is net of amortization of debt discounts and fees. (12) Q1 2015 and full-year 2014 working capital was negatively impacted by growth in accounts receivable due to additional claims denials and continued delays at the administrative law judge hearing level (approx. three years). (13) Capital expenditures for maintenance in 2014 were negatively impacted by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. (14) The Encompass acquisition was funded using a combination of draws under the revolving credit facility and expanded term loan facility. (15) In January 2015, the Company issued an additional $400 million of its 5.75% senior notes due 2024 and used $250 million of the net proceeds to repay borrowings under its term loan facilities, with the remainder used to repay borrowings under its revolving credit facility. (16) In March 2015, the Company issued $300 million of 5.125% senior notes due 2023 and called all of its 8.125% senior notes due 2020 (approx. $290 million), which were funded in April 2015. (17) On July 25, 2013, the board of directors approved the initiation of a quarterly cash dividend on our common stock of $0.18 per share. On July 17, 2014, the board of directors approved a $0.03 per share, or 16.7%, increase to the quarterly cash dividend on our common stock, bringing the quarterly cash dividend to $0.21 per common share. (18) On February 14, 2014, the board of directors approved an increase in our existing common stock repurchase authorization from $200 million to $250 million. (19) Pro forma debt amounts do not include approx. $93 million of convertible perpetual preferred stock, approx. $85 million of capital leases, and approx. $41 million of other notes payable. (20) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method to a consolidated entity. (21) Medicare Advantage revenues represent approx. 8% of total revenues for all periods presented. (22) Represents discharges from HealthSouth’s 106 consolidated hospitals in Q1 2015 and Q4 2014; 102 consolidated hospitals in Q3 2014 and Q2 2014, and 101 consolidated hospitals in Q1 2014 (23) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company’s consolidated statements of operations. Full-time equivalents included in the table represent HealthSouth employees who participate in or support the operations of the Company’s hospitals. (24) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. End Notes, con't.

34 End Notes, con't. (25) The leverage ratio is based on trailing 4 quarter Adjusted EBITDA of $589.6 million and 2014 Adjusted EBITDA of $577.6 million, respectively. Pro forma 2015 leverage with trailing 4 quarters Encompass Adjusted EBITDA included would be approx. 3.4x. (26) Represents home health admissions from 164 locations in Q1 2015. Encompass represented 135 locations in Q4 2014. (27) Represents hospice admissions from 20 locations in Q1 2015 and Q4 2014. (28) The Company purchased 9,119,450 common shares in Q1 2013 through a tender offer at a price of $25.50 per share. (29) 10 million warrants (pre-October 2006 reverse split) were issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. The warrants expired on January 16, 2014. The holders of these warrants chose both cash and cashless exercises into shares of our common stock. Prior to warrant expiration, 755,323 shares of our common stock were issued upon exercise between September 30, 2013 and January 16, 2014. (30) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not included in the diluted share count since the strike price has historically been above the market price. In Q1 2015, we included 306,473 shares in the diluted share count using the treasury stock method. The increase in the diluted share count shown in the 2015 EPS guidance table is primarily related to the potential increase in shares associated with these warrants. (31) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. (32) Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock, income allocated to participating securities, and the repurchase premium on shares of preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock.